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                                                                    EXHIBIT 99.2

[LOGO OF WISCONSIN ENERGY CORPORATION]

231 W. Michigan, P.O. Box 2949, Milwaukee, WI 53201


                       Special Meeting of Shareholders

A special meeting of shareholders will be held on October 27, 1999, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, beginning at 4:00 p.m local time. This is expected to be a short business meeting to approve the Agreement and Plan of Merger between WEC and WICOR as described in the enclosed proxy statement.

                      Instructions for Voting Your Proxy

1. To vote your proxy as recommended by your Board of Directors, simply sign, date, detach and return the proxy in the enclosed postage-paid envelope.

2. If you plan on attending the special meeting, please mark the "attend meeting" box below. Please use the reverse side of this form as your admittance ticket and bring it to the meeting with you.

3. You may have received more than one proxy from us. If so, please sign, date and return all proxies so that all of your shares may be counted. However, mark the "attend meeting" box on only one proxy to avoid duplication.

4. Please return your proxy card promptly so that it is received by me before the meeting date.

            PLEASE DETACH PROXY CARD HERE  THANK YOU FOR YOUR VOTE
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[X] Please mark                                                       -----
    boxes as in
    this example.

The Board of Directors recommends a vote FOR Proposal 1.
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                         For Against  Abstain
 1. Approve the merger   [_]   [_]     [_]      I plan to attend the
    agreement.                                  special meeting.     [_]


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                                        Where no voting instructions are given,
                                        the shares represented by this Proxy
                                        will be voted FOR Proposal 1.

                                        Please sign exactly as your name appears
                                        on this proxy.  Joint owners should each
                                        sign personally. When signing as
                                        executor, trustee, custodian,
                                        corporation officer, or in other
                                        representative capacity, please
                                        include your title.
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      Signature of Owner           Signature of Joint Owner, if any      Date
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                               Admittance Ticket

Please admit the following shareholder to the Special Meeting:

Name of Shareholder:    ________________________________________________________

Address of Shareholder: ________________________________________________________

                        ________________________________________________________

Account Number:         _______________________

1. Please vote by completing and signing the proxy card on the reverse side of this form. Detach the proxy card and return it in the envelope provided.

2. If you plan to attend the special meeting, please complete the Admittance Ticket above and bring it to the meeting with you. Do not mail the Admittance Ticket with your proxy card.

3.   Parking is available near the meeting facility at a reasonable cost.

                    Date of Meeting:       October 27, 1999

                    Time of Meeting:       4:00 p.m. local time

                    Location of Meeting:   Midwest Express Center
                                           400 W. Wisconsin Avenue
                                           Milwaukee, WI 53203

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                         WISCONSIN ENERGY CORPORATION

        PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
[LOGO OF
 WISCONSIN
 ENERGY
 CORPORATION]

This PROXY is solicited by the Board of Directors for use of the Special Meeting of Shareholders on October 27, 1999. Your shares of stock will be voted as you specify on the reverse side of this proxy form. If no choice is specified, your proxy will be voted "FOR" Proposal 1.

By signing this PROXY, you revoke all prior proxies and appoint Richard A. Abdoo and Thomas H. Fehring, or either of them, as proxies, with the power to appoint substitutes, to vote your shares on the matter shown below and in their discretion on any other matters which may properly come before the meeting or any adjournment or postponement of the meeting:

1. Approve the Agreement and Plan of Merger, dated as of June 27, 1999, as amended, by and among Wisconsin Energy Corporation, WICOR, Inc. and CEW Acquisition, Inc., and the transactions contemplated thereby, including the issuance of shares of Wisconsin Energy common stock pursuant to the terms of the merger agreement;

as described in the notice and joint proxy statement/prospectus relating to the special meeting, receipt of which is hereby acknowledged.

If you hold shares in Wisconsin Energy Corporation's Stock Plus Investment Plan or Wisconsin Electric Power Company's Employee Retirement Savings Plan, this proxy constitutes voting instructions for any such shares held by you.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side; you need not mark any voting boxes.